EXHIBIT 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK

(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a national bank) 270 Park Avenue New York, New York (Address of principal executive offices)	13-4994650 (I.R.S. employer identification No.) 10017 (Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel: (212) 270-2611
(Name, address and telephone number of agent for service)

KRAFT FOODS INC.

(Exact name of obligor as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	52-228372 (I.R.S. employer identification No.)

Three Lakes Drive Northfield, Illinois (Address of principal executive offices)	60093 (Zip Code)

Debt Securities
(Title of the indenture securities)

Item 1. General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

New York State Banking Department, State House, Albany, New York 12110.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

     (b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the Obligor and Guarantors.

     If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16. List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894 filed January 17, 2002, which is incorporated by reference.)

     2. None, a copy of the Certificate of Authority of the Trustee to Commence Business being contained in the document identified above as Exhibit 1. On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement 333-76894 filed January 17, 2002, which is incorporated by reference.)

     5. Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to this Form T-1.)

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority (see Exhibit 7 to this Form T-1.)

     8. Not applicable.

     9. Not applicable.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 15th day of March, 2004.

JPMORGAN CHASE BANK

By	/s/ Carol Ng

Carol Ng
Vice President

Exhibit 6 to Form T-1

THE CONSENT OF THE TRUSTEE REQUIRED
BY SECTION 321(b) OF THE ACT

March 15, 2004

Securities and Exchange Commission
Washington D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an Indenture between Kraft Foods Inc. and JPMorgan Chase Bank, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

JPMorgan Chase Bank

By /s/ Carol Ng
            Carol Ng
            Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business December 31, 2003, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
ASSETS	in Millions

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$19,429
Interest-bearing balances	9,602
Securities:
Held to maturity securities	176
Available for sale securities	53,625
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	26,067
Securities purchased under agreements to resell	80,099
Loans and lease financing receivables:
Loans and leases held for sale	20,359
Loans and leases, net of unearned income $163,864
Less: Allowance for loan and lease losses 3,151
Loans and leases, net of unearned income and allowance	160,713
Trading Assets	197,197
Premises and fixed assets (including capitalized leases)	6,010
Other real estate owned	128
Investments in unconsolidated subsidiaries and associated companies	828
Customers’ liability to this bank on acceptances outstanding	225
Intangible assets
Goodwill	2,315
Other Intangible assets	4,997
Other assets	46,892

TOTAL ASSETS	$628,662

LIABILITIES
Deposits
In domestic offices		$190,249
Noninterest-bearing	$74,112
Interest-bearing	116,137
In foreign offices, Edge and Agreement subsidiaries and IBF’s		136,496
Noninterest-bearing	$6,355
Interest-bearing	130,141
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	4,639
Securities sold under agreements to repurchase	71,995
Trading liabilities	128,738
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	23,496
Bank’s liability on acceptances executed and outstanding	225
Subordinated notes and debentures	8,028
Other liabilities	26,985
TOTAL LIABILITIES	590,851
Minority Interest in consolidated subsidiaries	320

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	16,318
Retained earnings	19,590
Accumulated other comprehensive income	(202)
Other equity capital components	0
TOTAL EQUITY CAPITAL	37,491

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$628,662

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this
Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON JR.	)
WILLIAM H. GRAY, III	)	DIRECTORS
HELENE L. KAPLAN	)